UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 24, 2015

Griffin-American Healthcare REIT III, Inc.
(Exact name of registrant as specified in its charter)

Maryland	333-186073 (1933 Act)	46-1749436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On February 25, 2015, we, through GAHC3 Pennsylvania Senior Housing Portfolio, LLC, our wholly-owned subsidiary, entered into an asset purchase agreement, or the Purchase Agreement, with Abeking Associates, L.P., Westrum Hanover LP and One Boyertown Properties LP, or collectively, the Seller, unaffiliated third parties, to purchase a senior housing portfolio, or Pennsylvania Senior Housing Portfolio, comprised of two assisted living facilities and one independent living facility located in Bethlehem, Pennsylvania, or the Hanover Facility, Boyertown, Pennsylvania, or the Chestnut Knoll Facility and York, Pennsylvania, or the Powder Mill Facility, for an aggregate purchase price of $87,500,000.

The material terms of the Purchase Agreement provide for: (i) a due diligence period that is 45 days commencing on the date of the Purchase Agreement; (ii) a deposit of $3,000,000 to be delivered by us to escrow within three business days after the execution date of the Purchase Agreement; (iii) the allocation of the purchase price for each facility for the purpose of determining closing costs; (iv) $1,000,000 of the purchase price for each facility at closing, aggregating a total of $3,000,000, to be paid into an escrow account of the Title Company pursuant to an Indemnity Holdback Agreement, the use of such funds distribution shall be restricted for the 12 month period following the Closing Date as the exclusive source of funds to satisfy any Purchaser Indemnified Losses (as defined in the Purchase Agreement) made by any Purchaser Indemnified Party (also defined in the Purchase Agreement) on a separate and several basis among the three Facilities and their Sellers; (v) the Seller to pay and discharge in full any and all monetary encumbrances, and the Seller to pay all penalties, fees and charges in connection therewith, at the closing, other than the Fannie Mae mortgage (as defined in the Purchase Agreement) encumbering the Hanover Facility, which we will assume at closing; (vii) the closing to occur at 10:00AM Pacific Time on the 30th day following the expiration date that is the later of (a) the diligence period, (b) the date on which Regulatory Approvals (as defined in the Purchase Agreement) have been obtained under Section 5.5 (c) of the Purchase Agreement, or (c) the date on which the approval of the Loan Assumption has been obtained under Section 1.4 (c) of the Purchase Agreement, or a mutually agreed upon date by us and the Seller; (viii) Seller's election to either terminate the Purchase Agreement or pay the loan balance of the Hanover mortgage (as defined in the Purchase Agreement) at closing, if the lender of the Hanover mortgage does not approve the loan assumption request for the Hanover Facility within 180 days after the execution date of the Purchase Agreement, and if so paid by the Seller, the Hanover Facility will be conveyed to us free and clear of any mortgage debt incurred by the Seller; (ix) our unconditional right to terminate the Purchase Agreement by giving written notice to the Seller prior to the expiration of the due diligence period, in which event the Purchase Agreement will become null and void (except for obligations which expressly survive that termination), whereupon escrow agent is to refund the deposit to us (which obligation and right shall survive such termination); (x) our right to terminate the Purchase Agreement to be deemed a waiver pursuant to Section 1.8 of the Purchase Agreement, if we do not terminate the Purchase Agreement prior to the expiration of the due diligence period; (xi) the entry into a management agreement between us and our manager for the management of the facilities, substantially in the form attached to the Purchase Agreement, as a condition to our obligation to complete the closing; (xii) the right for us, in the event of a Seller default, to receive a return of the deposit and a sum equal to our actual and verified out-of-pocket costs and expenses, including attorneys’ fees and expenses, from the Seller, jointly and severally, as liquidated damages, up to a maximum of $200,000; (xiii) the right for the Seller, in the event of our default and the Seller’s termination of the Purchase Agreement, to receive the deposit as liquidated damages and thereafter no party shall have any further rights or obligations under the Purchase Agreement; (xiv) a provision whereby certain of the representations and warranties of the Seller and us set forth in the Purchase Agreement shall survive for a period of 12 months following the closing date. The Purchase Agreement also contains additional covenants, representations and warranties that are customary of real estate purchase and sale agreements.

We intend to finance the purchase of the Hanover Facility through the assumption of a mortgage loan for approximately $13,000,000 and the remainder using funds raised through our initial public offering. We intend to finance the purchase of the remaining two facilities, the Powder Mill Facility and the Chestnut Knoll Facility, from funds raised through our initial public offering. We anticipate paying an acquisition fee in cash of 2.25% of the aggregate purchase price of Pennsylvania Senior Housing Portfolio to our advisor and its affiliates in connection with the acquisition of the property. The closing of the acquisition of Pennsylvania Senior Housing Portfolio is expected to occur during the second quarter of 2015; however, no assurance can be provided that we will be able to purchase the property in the anticipated timeframe, or at all since the potential acquisition of Pennsylvania Senior Housing Portfolio is subject to substantial conditions to closing.

The material terms of the agreement discussed above are qualified in their entirety by the Purchase Agreement attached as Exhibits 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

On February 24, 2015, we and Griffin-American Healthcare REIT III Holdings, LP, our operating partnership, entered into a Mutual Consent to Renew Advisory Agreement with Griffin-American Healthcare REIT III Advisor, LLC, our advisor. The advisory agreement, as renewed, will terminate on February 26, 2016, unless earlier terminated in accordance with the terms of the advisory agreement or renewed for an additional one-year term upon written mutual consent of the parties to the advisory agreement.

The material terms of the advisory agreement are qualified in their entirety by the agreement attached as Exhibit 10.2 to our Quarterly Report on Form 10-Q filed on May 7, 2014 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Asset Purchase Agreement by and between GAHC3 Pennsylvania Senior Housing Portfolio, LLC, Abeking Associates, L.P., Westrum Hanover LP and One Boyertown Properties LP, dated February 25, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT III, Inc.

March 2, 2015	By:/s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Asset Purchase Agreement by and between GAHC3 Pennsylvania Senior Housing Portfolio, LLC, Abeking Associates, L.P., Westrum Hanover LP and One Boyertown Properties LP, dated February 25, 2015